PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190

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                                 March 25, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

            Re:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          /s/Palmer & Dodge LLP

                                          PALMER & DODGE LLP